UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TONIX PHARMACEUTICALS HOLDING CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TONIX PHARMACEUTICALS HOLDING CORP.
26 Main Street, Suite 101
Chatham, New Jersey 07928
Telephone: (862) 799-8599

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of the shareholders of Tonix Pharmaceuticals Holding Corp. (the “Company” or “Tonix”) will be held on Wednesday, May 22, 2024, at 11:00 a.m. Eastern Daylight Time. The Annual Meeting will be held via the internet. Shareholders will be able to listen, vote and ask questions regardless of location via the internet by registering at http://web.viewproxy.com/tonixpharma/2024/ by using the control number included on your notice regarding the availability of proxy materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting in person. The Annual Meeting is being held for the purposes of:

1.	The election of the eight director nominees named in the Proxy Statement to hold office until the next annual meeting of shareholders;

2.	The ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	The approval a proposal to authorize the Company’s Board of Directors (the “Board”), in its discretion at any time within one year after stockholder approval is obtained, to effect a reverse stock split of then-outstanding shares of the Company’s common stock, at a ratio of not less than one-for-two (1:2) and not greater than one-for-fifty (1:50), with the exact ratio to be determined by the Company’s Board and included in a public announcement (the “Reverse Stock Split Proposal”);

4.	To approve, for the purpose of complying with the applicable provisions of The Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5635(d), the repricing of up to 6,950,000 Common Warrants issued August 2023, 8,900,000 Series A Warrants issued October 2023, 8,900,000 Series B Warrants issued October 2023, 34,824,328 Series C Warrants issued December 2023, and 34,824,328 Series D Warrants issued December 2023 (the “Warrant Repricing Proposal”); and

5.	The consideration of any other matters that may properly come before the Annual Meeting.

Only shareholders of record at the close of business on March 25, 2024, will be entitled to attend and vote at the meeting. The proxy materials will be furnished to shareholders on or about April 16, 2024

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Shareholders to be held on May 22, 2024:

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023 will be available at: http://web.viewproxy.com/tonixpharma/2024/.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Seth Lederman
Seth Lederman
Chief Executive Officer and Chairman of the Board of Directors
, 2024

You are cordially invited to attend the virtual Annual Meeting of stockholders via live webcast by registering at http://web.viewproxy.com/tonixpharma/2024/. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote if you attend the virtual meeting via webcast. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

TONIX PHARMACEUTICALS HOLDING CORP.
26 Main Street, Suite 101
Chatham, New Jersey 07928
Telephone: (862) 799-8599

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 22, 2024

INFORMATION CONCERNING THE ANNUAL MEETING

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Tonix Pharmaceuticals Holding Corp. (the “Company”), for use at the Annual Meeting of the Company’s shareholders to be held on May 22, 2024, at 11:00 a.m. Eastern Daylight Time and at any adjournments thereof. Whether or not you expect to attend the meeting, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials will be furnished to shareholders on or about April 16, 2024.

Revocability of Proxy and Solicitation

Any shareholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting in person via attendance at the virtual Annual Meeting and voting the shares of stock, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. We have engaged Alliance Advisors, LLC (“Alliance”) as the proxy solicitor for the Annual Meeting. Some of our officers and other employees may also solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

Record Date

Shareholders of record at the close of business on March 25, 2024 (the “Record Date”), will be entitled to receive notice of, attend and vote at the meeting.

Action to be Taken Under Proxy

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, namely, Seth Lederman, our Chief Executive Officer, and Bradley Saenger, our Chief Financial Officer, or either one of them who acts, will vote:

●	FOR the election of the eight director nominees named in the Proxy Statement to hold office until the next annual meeting of shareholders;

●	FOR ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

●	FOR approval of Reverse Stock Split proposal;

●	FOR approval of the Warrant Repricing Proposal; and

●	According to their discretion, on the transaction of such other matters as may properly come before the meeting or any adjournment there.

Should any nominee named herein for election as a director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his or her stead as may be designated by the Board. The Board is not aware of any reason that might cause any nominee to be unavailable.

Vote Required; Quorum; Broker Non-votes

As of March 25, 2024, there were 70,615,186 shares of common stock issued and outstanding, which constitutes all of the outstanding capital stock of the Company. Shareholders are entitled to one vote for each share of common stock held by them.

One-third (1/3) of the outstanding shares, or 23,538,396 shares, present in person by webcast or represented by proxy, will constitute a quorum at the meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take shareholder action, shareholders of record who are present at the Annual Meeting in person by webcast or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and are counted towards the quorum.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received such instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

Only the proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm is a routine matter that brokers are entitled to vote shares on without receiving instructions.

For the election of directors, the eight (8) nominees receiving the most “For” votes at the meeting in person via attendance at the virtual Annual Meeting or by proxy will be elected. Approval of all other matters requires the affirmative vote of a majority of the votes cast on the applicable matter at the Annual Meeting in person via attendance at the virtual Annual Meeting or by proxy. Abstentions, broker non-votes and directions to withhold authority will not be counted as votes cast and accordingly will have no effect on the outcome of any proposal.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Tonix Pharmaceuticals Holding Corp. (sometimes referred to as the “Company,” “Tonix,” “we” or “us”) is soliciting your proxy to vote at the 2024 Annual Meeting of Shareholders. According to our records, you were a shareholder of the Company as of the end of business on March 25, 2024.

You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. However, you do not need to attend the Annual Meeting in person via attendance at the virtual Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. You are invited to attend the Annual Meeting and vote your shares. The Annual Meeting will be a virtual meeting of stockholders, and will be held at 11:00 a.m. Eastern Daylight Time via live webcast. For instructions on how to access the live webcast and attend the virtual Annual Meeting, see “How do I attend and vote shares at the Annual Meeting?”

The Company intends to mail these proxy materials on or about April 16, 2024, to all shareholders of record on the Record Date entitled to vote at the Annual Meeting.

What am I voting on?

The following matters are scheduled for a vote:

1.	The election of the eight director nominees named in the Proxy Statement to hold office until the next annual meeting of shareholders;

2.	The ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	The approval of the Reverse Stock Split Proposal; and

4.	The approval of the Warrant Repricing Proposal.

The Board is not currently aware of any other business that will be brought before the 2024 Annual Meeting.

Who can vote at the Annual Meeting?

Only shareholders at the close of business on March 25, 2024 will be entitled to vote at the Annual Meeting. On this Record Date, there were 70,615,186 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on March 25, 2024, your shares were registered directly in your name with Tonix’s transfer agent, VStock Transfer, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person by webcast at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 25, 2024, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, rather than in your name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting.

Why are you holding a virtual Annual Meeting?

To make the meeting accessible and safe to our stockholders, the Annual Meeting will be held in a virtual meeting format. We have designed our virtual format to enhance stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of the Annual Meeting so they can ask questions of our management. During the Q&A session of the Annual Meeting, we may answer questions to the extent relevant to the business of the Annual Meeting, as time permits.

How do I attend and vote shares at the virtual Annual Meeting?

The Annual Meeting will convene at 11:00 a.m. Eastern Daylight Time on May 22, 2024. In order to participate in the 2024 Annual Meeting live via the Internet, you must register at www.web.viewproxy.com/tonixpharma/2024 by 11:59 p.m. Eastern Time by May 21, 2024. If you are a registered holder, you must register using the virtual control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.web.viewproxy.com/tonix/2024.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the unique join link and event password you received via email in your registration confirmation.

If you encounter any difficulties accessing the Annual Meeting live audio webcast during the meeting time, please email VirtualMeeting@viewproxy.com or call 1-866-612-8937.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Annual Meeting.

How can I submit a question for the Annual Meeting?

By accessing http://web.viewproxy.com/tonixpharma/2024/, our shareholders will be able to submit questions in writing in advance of or during the Annual Meeting, vote, view the annual meeting procedures, and obtain copies of proxy materials and our 2023 Annual Report on Form 10-K. Shareholders will need their unique control number which appears on their notice regarding the availability of proxy materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials.

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

Can I view the proxy materials over the Internet?

Yes. The Notice of Meeting, this Proxy Statement and accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2023 are available at http://web.viewproxy.com/tonixpharma/2024/.

How do I vote?

You may vote “For” all the nominees to the Board, you may “Withhold” your vote for all nominees or you may vote “For” all nominees except for any nominee(s) you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

If you are a shareholder of record, you may vote by proxy in any of the following ways:

●	By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you should not return your proxy card.
●	By Mail — You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on May 21, 2024.

You may also vote during the Annual Meeting via the internet at http://www.fcrvote.com/TNXP. At this site, you will be able to vote electronically.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow to have your shares voted. If you hold your shares in street name and you wish to vote during the meeting, you must obtain a proxy issued in your name from the street name holder.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What is a quorum for purposes of conducting the 2024 Annual Meeting?

The presence, in person via attendance at the virtual Annual Meeting or by proxy, of the holders of one-third (1/3rd) of the issued and outstanding common stock, or 23,538,396 shares, entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person via attendance at the virtual Annual Meeting or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “FOR” the election of each of the eight (8) nominees for director, (ii) “FOR” the ratification of EisnerAmper LLP as independent registered public accountants of the Company for its fiscal year ending December 31, 2024, (iii) “FOR” approval of the Reverse Stock Split Proposal, (iv) “FOR” approval of the Warrant Repricing Proposal, and if any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” the election of each of the eight (8) nominees for director, “FOR” the ratification of EisnerAmper LLP as independent registered public accountants of the Company for its fiscal year ending December 31, 2024, “FOR” approval of the Reverse Stock Split Proposal, and “FOR” approval of the Warrant Repricing Proposal. Unless you provide other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board as set forth in this Proxy Statement.

Who is paying for this proxy solicitation?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. We have engaged Alliance as the proxy solicitor for the Annual Meeting for an approximate fee of $10,000 plus fees for additional services, if needed. We have also agreed to reimburse Alliance for its reasonable out of pocket expenses. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
(833) 795-8495

TNXP@AllianceAdvisors.com

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

I share the same address with another Tonix Pharmaceuticals Holding Corp. shareholder. Why has our household only received one set of proxy materials?

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. We have delivered only one set of proxy materials to shareholders who hold their shares through a bank, broker or other holder of record and share a single address, unless we received contrary instructions from any shareholder at that address. However, any such street name holder residing at the same address who wishes to receive a separate copy of the proxy materials may make such a request by contacting the bank, broker or other holder of record, or Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Street name holders residing at the same address who would like to request householding of Company materials may do so by contacting the bank, broker or other holder of record or Broadridge at the phone number or address listed above.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy card with a later date;
●	You may send a timely written notice that you are revoking your proxy to the Company at 26 Main Street, Suite 101, Chatham, New Jersey 07928, Attn: Chief Financial Officer;
●	You may authorize a proxy again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on May 21, 2024; or
●	You may attend the Annual Meeting and vote online. Simply attending the meeting virtually will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For,” “Withhold” and “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes will not be counted as votes with respect to any matter.

How many votes are needed to approve each proposal?

For the election of directors, the eight (8) nominees receiving the most “For” votes at the meeting in person via attendance at the virtual Annual Meeting or by proxy will be elected. Approval of all other matters requires the affirmative vote of a majority of the votes cast on the applicable matter at the Annual Meeting in person via attendance at the virtual Annual Meeting or by proxy.

Is my vote kept confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

●	as necessary to meet applicable legal requirements;
●	to allow for the tabulation and certification of votes; and
●	to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be discussed in a Form 8-K filed after the Annual Meeting.

Who can help answer my questions?

If you need assistance with voting or have questions regarding the Annual Meeting, please contact:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
(833) 795-8495
TNXP@AllianceAdvisors.com

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Information about the Nominees

At the Annual Meeting, the shareholders will elect eight directors to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

Assuming a quorum is present, the eight nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted “FOR” the election of each of the eight nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. All of the director nominees currently serve as directors.

NAME	AGE	CURRENT POSITION
Seth Lederman	66	President, CEO and Chairman of the Board of Directors
Richard Bagger	64	Director
Margaret Smith Bell	64	Director
David Grange	76	Director
Newcomb Stillwell	67	Director
Adeoye Olukotun	79	Director
Carolyn Taylor	64	Director
James Treco	68	Lead Director

The following information with respect to the principal occupation or employment of each nominee for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominee’s business experience during the past five years, as well as the specific experiences, qualifications, attributes and skills that have led the Board to determine that such Board members should serve on our Board, has been furnished to the Company by the respective director nominees:

Seth Lederman, MD became our President, Chief Executive Officer, Chairman of the Board and a Director in October 2011. Dr. Lederman founded Tonix Pharmaceuticals, Inc., a wholly-owned subsidiary of us (“Tonix Sub”) in 2007 and has acted as its Chairman of the Board of Directors since its inception and as President since 2010. Dr. Lederman is an inventor on key patents and patent applications underlying our programs including: TNX-102 SL’s eutectic composition; and TNX-102 SL’s pharmacokinetic profile and related therapeutic properties. Dr. Lederman served as an Associate Professor at Columbia University, between 1996 and 2017. As an Assistant Professor at Columbia, Dr. Lederman discovered and characterized the CD40-ligand, or CD154 and invented therapeutic candidates to treat autoimmune diseases and transplant rejection. TNX-1500 is a monoclonal antibody directed against CD154 invented by Dr. Lederman. Dr. Lederman has been a Manager of L&L Technologies LLC, or L&L, since 1996. In addition, Dr. Lederman has been the Managing Member of Seth Lederman Co, LLC since 2007 and the Managing Member of Lederman & Co, LLC, or Lederman & Co, since 2002, both of which are biopharmaceutical consulting and investing companies. Dr. Lederman has also been the Managing Member of Targent Pharmaceuticals, LLC, or Targent, since 2000, and Managing Member of Plumbline LLC since 2002. Targent was a founder of Targent Pharmaceuticals Inc. on which Board of Directors Dr. Lederman served from inception in 2001 until the sale of its assets to Spectrum Pharmaceuticals Inc. in 2006. Between January 2007 and November 2008, Dr. Lederman was a Managing Partner of Konanda Pharma Partners, LLC, a Director of Konanda Pharma Fund I, LP, and a Managing Partner of Konanda General Partner, LLC, which were related private growth equity fund entities. As well, between 2007 and 2008, Dr. Lederman was Chairman of Validus Pharmaceuticals, Inc. and Fontus Pharmaceuticals, Inc., which were portfolio companies of the Konanda private growth equity funds. Since 2011, Dr. Lederman has served as CEO and Chairman of Leder Laboratories Inc., or Leder Labs, and Starling Pharmaceuticals Inc., or Starling, which are biopharmaceutical development companies. Dr. Lederman was the chairman of Leder Laboratories, Ltd., a wholly-owned subsidiary of Leder Laboratories Inc., between 2013 and 2018, when the entity was dissolved. In 2015, Dr. Lederman served as a member of the US – Japan Business Council. Between 2006 and 2011, Dr. Lederman was a director of Research Corporation, a New York-based non-profit organization. Dr. Lederman received his BA degree in Chemistry from Princeton University in 1979 and his MD from Columbia University in 1983. Dr. Lederman’s significant experience with our patent portfolio and his experience as an entrepreneur, seed capital investor, fund manager, and director of start-up biopharmaceutical companies were instrumental in his selection as a member of the Board.

Richard Bagger became a Director in June 2020. Mr. Bagger has been a Partner and Executive Director of Christie 55 Solutions, LLC, a New Jersey based consulting firm, since January 2020. Mr. Bagger has also been an Adjunct Faculty member at the Rutgers University Eagleton Institute since 2018. From 2012 through 2019, Mr. Bagger was Executive Vice President of Corporate Affairs and Market Access for Celgene Corporation (NASDAQ: CELG), a global biopharmaceutical company, as well as a member of its Executive Committee. From 1993 to 2010, Mr. Bagger held roles of increasing responsibility with Pfizer Inc. (NYSE: PFE), a global pharmaceutical company, and served as Senior Vice President, Worldwide Public Affairs and Policy, from 2006 to 2009. Prior to joining Pfizer, Mr. Bagger was Assistant General Counsel of Blue Cross and Blue Shield of New Jersey, a health insurer, and practiced law with the law firm of McCarter & English. Mr. Bagger served as Board Chair of the National Pharmaceutical Council for 2019 and is a member of the Board of Directors of the U.S. Chamber of Commerce. He is also on the advisory board for the Lerner Center for the Study of Pharmaceutical Management Issues at Rutgers University Business School. Mr. Bagger received an A.B. degree from Princeton University’s School of Public and International Affairs and a J.D. degree from Rutgers University Law School. Mr. Bagger’s extensive healthcare and public policy experience were instrumental in his selection as a member of the Board.

Margaret Smith Bell became a Director in September 2017. Ms. Bell has been retired for the last ten years. Previously, Ms. Bell was a Vice President at Standard Life Investments where she was a portfolio manager and health care equity analyst. Ms. Bell was also a Managing Director at Putnam Investments, and served as a senior health care analyst and a portfolio manager of the Putnam Health Sciences Trust. Ms. Bell was an analyst and vice president at State Street Research and a research analyst at Alex. Brown & Sons, Inc. Ms. Bell is a past member of the Board of Overseers at Beth Israel Deaconess Medical Center. Ms. Bell holds a B.A. from Wesleyan University and an M.B.A. from the Wharton School at the University of Pennsylvania. Ms. Bell’s extensive healthcare and investment banking experience were instrumental in her selection as a member of the Board.

Major General David Grange (U.S. Army, retired) became a director in February 2018. MG Grange has been President and founder of Osprey Global Solutions, LLC (“OGS”), a Service Disabled Veterans Organization, since 2011. MG Grange was Chief Executive Officer of Pharm-Olam International, Ltd. (“Pharm-Olam”), a contract research organization, from April 2017 to October 2019. Prior to founding OGS, MG Grange was a member of the Board of Pharmaceutical Product Development, Inc. (Nasdaq: PPDI), a contract research organization, from 2003 to 2009, and Chief Executive Officer from 2009 to 2011. Prior to PPDI he served in the McCormick Tribune Foundation for 10 years most recently as Chief Executive Officer and President, where he also oversaw the support of Veteran Programs. MG Grange served 30 years in the U.S. Army as a Ranger, Green Beret, Aviator, Infantryman and a member of special operating units. At the Pentagon, he was Director of Army Current Operations, Readiness, and Mobilization.MG Grange commanded the Ranger Regiment and the First Infantry Division (the Big Red One). MG Grange holds a master’s degree in Public Service from Western Kentucky University. MG Grange’s extensive experience in the pharmaceutical industry and service with the U.S. military was instrumental in his selection as a member of our Board.

Adeoye Olukotun, MD became a Director in September 2018. Dr Olukotun is a member of management of Genesis Unicorn Corporation, a special acquisition company recently listed on Nasdaq (GENQU). Dr. Olukotun has been the Chief Executive Officer of CR Strategies, LLC, a medical products consulting company, since 2000, and was the Chief Executive Officer of EpiGen Pharmaceuticals, Inc., a pharmaceutical company, from 2014 to January of 2018. Dr. Olukotun served as Vice Chairman of CardoVax, Inc., a pharmaceutical company, from 2012 to 2016, and as its Chief Executive Officer from 2006 to 2012. He is also co-founder of VIA Pharmaceuticals, Inc., a pharmaceutical company, and served as the company’s Chief Medical Officer from 2004 to 2008. Dr. Olukotun is a member of the board of directors of Arrowhead Pharmaceuticals. Dr. Olukotun’s extensive medical background and experience in the pharmaceutical industry was instrumental in his selection as a member of our Board.

Newcomb Stillwell became a director in March 2023. Mr. Stillwell has held positions of varying responsibility at the law firm of Ropes & Gray LLP from 1984 to 2021, including, most recently, as co-managing partner of the Ropes & Gray Boston office. Mr. Stillwell graduated from Harvard Law School and earned an A.B. from Princeton University. Mr. Stillwell’s extensive advisory experience on numerous transactions in the life science and healthcare sectors was instrumental in his selection as a member of the Board.

Carolyn Taylor became a Director in July 2021. Ms. Taylor was general counsel of Strike Protocols Inc., a financial technology company, from 2019 to 2020, and held positions of varying responsibility, including partner, and most recently, of counsel, at the law firm of Covington & Burling LLP from 1989 to 2000 and 2004 to 2015. From 2000 to 2003, Ms. Taylor served as Executive Vice President and General Counsel of Longitude, Inc., a financial services company. Ms. Taylor graduated from Columbia Law School and earned a B.A. from Brown University. Ms. Taylor’s broad transactional experience was instrumental in her selection as a member of the Board.

James Treco became a director in February 2019 and has been our Lead Director since March 2020. Mr. Treco has been a Managing Partner at First Chicago Advisors, Inc., a boutique financial advisory firm where he advises executives and boards of directors of a wide range of companies, from global, large-cap companies to emerging companies, from 2009 to 2012 and from 2014 to the present. From 2012 to 2013 Mr. Treco was an investment banker with Gleacher & Company, a company that previously operated an investment banking business, providing corporate and institutional clients with strategic and financial advisory services. Mr. Treco held various positions of increasing responsibility at Salomon Brothers/Citigroup from 1984 to 2008, where he used his extensive experience in the global capital markets to advise a wide range of clients. Mr. Treco holds a B.A. from Yale University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Treco’s extensive healthcare and investment banking experience were instrumental in his selection as a member of the Board.

Directors serve until the next annual meeting of shareholders or until their successors are elected and qualified. Officers serve at the discretion of the Board.

Board Diversity Matrix

The following matrix is provided in accordance with applicable Nasdaq listing requirements:

Board Diversity Matrix as of March 25, 2024
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	5	—	1
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	1

Board Independence

The Board has determined that (i) Seth Lederman has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is not an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market and (ii) Richard Bagger, Margaret Smith Bell, David Grange, Adeoye Olukotun, Newcomb Stillwell, Carolyn Taylor and James Treco are each an independent director as defined in the Marketplace Rules of The NASDAQ Stock Market.

Board Leadership Structure

Our CEO also serves as the chairman of the Board. An independent director serves as the Board’s lead director. This structure allows one person to speak for and lead both the Company and the Board, while also providing for effective independent board oversight through an independent lead director. Having Dr. Lederman, our CEO, serve as Chairman creates clear and unambiguous authority, which is essential to effective management. Our Board and management can respond more effectively to a clearer line of authority. By designating our CEO as its Chairman, our Board also sends as an important signal to our employees and shareholders about who is accountable. Further, since Dr. Lederman is the founder of our Company and is an inventor on key patents and patent applications underlying our programs, we believe that Dr. Lederman is best-positioned to set our Board’s agenda and provide leadership.

We have established the position of lead director, which has been held by Mr. Treco since March 2021. The lead director has the following responsibilities, as detailed in the Lead Director charter, adopted by the Board (and also performs any other functions the Board may request):

●	Board leadership — provides leadership to the Board in any situation where the chairman’s role may be, or may be perceived to be, in conflict, and also chairs meetings when the chairman is absent;

●	Leadership of independent director meetings — leads independent director meetings, which take place without any management directors or Tonix employees present;

●	Additional meetings — calls additional independent director meetings as needed;

●	Chairman-independent director liaison — regularly meets with the chairman and serves as liaison between the chairman and the independent directors;

●	Stockholder communications — makes himself available for direct communication with our stockholders;

●	Board agenda, schedule & information — works with the chairman regarding meeting agendas, meeting schedules and information sent to directors for Board meetings, including the quality, quantity, appropriateness and timeliness of such information; and

●	Advisors and consultants — recommends to the Board the retention of outside advisors and consultants who report directly to the Board on Board-wide issues.

Board Role in Risk Oversight

Risk is an integral part of the Board and Board committee deliberations throughout the year. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Board is advised by these committees of significant risks and management’s response through periodic updates.

Stockholder Communications with the Board

The Company’s stockholders may communicate with the Board, including non-executive directors or officers, by sending written communications addressed to such person or persons in care of Tonix Pharmaceuticals Holding Corp., Attention: Secretary, 26 Main Street, Suite 101, Chatham, New Jersey 07928. All communications will be compiled by the Secretary and submitted to the addressee. If the Board modifies this process, the revised process will be posted on the Company’s website.

Meetings and Committees of the Board

During the fiscal year ended December 31, 2023, the Board held 13 meetings, the Audit Committee held eight meetings, the Compensation Committee held six meetings and the Nominating and Corporate Governance Committee held five meetings. The Board and Board committees also approved certain actions by unanimous written consent.

Each of the directors attended at least 75% of the aggregate of the total number of meetings of our Board (held during the period for which such directors served on the Board). Each of the directors attended at least 75% of the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). Dr. Lederman was the only member of the Board who attended last year’s annual meeting of stockholders. The Company does not have a formal policy requiring members of the Board to attend our annual meetings.

Board Committees

The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Information concerning the membership and function of each committee is as follows:

Board Committee Membership

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Richard Bagger	*		**
Margaret Smith Bell	*	**
David Grange		*	*
Adeoye Olukotun		*
Newcomb Stillwell	*		*
Carolyn Taylor		*
James Treco	**		*

*	Member of Committee

**	Chair of Committee

Audit Committee

Our Audit Committee consists of Richard Bagger, Margaret Smith Bell, Newcomb Stillwell and James Treco, Chair of the Committee. Our Board has determined each of the members are “independent” as that term is defined under applicable SEC rules and under the current listing standards of the NASDAQ Stock Market. Mr. Treco is our audit committee financial expert.

Our Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditor, (iii) pre-approving the professional services provided by the independent auditor, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditor, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditor. The Audit Committee reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2023. Our Board has adopted a written charter for the Audit Committee, a copy of which is posted under the “Investors” tab under “Governance” on our website, which is located at www.tonixpharma.com.

Compensation Committee

Our Compensation Committee consists of Margaret Smith Bell, Chair of the Committee, David Grange, Adeoye Olukotun and Carolyn Taylor. Our Board has determined that all of the members are “independent” under the current listing standards of the NASDAQ Stock Market. Our Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee. Our Compensation Committee has engaged Aon plc, an independent executive compensation consultant, to provide advice and recommendations on the structure, amount and form of executive and director compensation and the competitiveness thereof. At the request of the Compensation Committee, the compensation consultant provided, among other things, comparative data from selected peer companies. The compensation consultant reports directly to the Compensation Committee. The Compensation Committee’s decision to hire the compensation consultant was not made or recommended by Company management. The compensation consultant has not performed any work for the Company except with respect to the work that it has done directly for the Compensation Committee.

Our Compensation Committee has responsibility for, among other things, evaluating and making decisions regarding the compensation of our executive officers, assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy, producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC and periodically evaluating and administering the terms and administration of our incentive plans and benefit programs. In addition, our Compensation Committee reviews and makes recommendations to the Board regarding incentive compensation plans that require shareholder approval, director compensation, and the related executive compensation information for inclusion in the Company’s 10-K and proxy statement, and employment and severance agreements relating to the chief executive officer. Our Board has adopted a written charter for the Compensation Committee, a copy of which is posted under the “Investors” tab under “Governance” on our website, which is located at www.tonixpharma.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Richard Bagger, Chair of the Committee, David Grange, Newcomb Stillwell and James Treco. The Board has determined that all of the members are “independent” under the current listing standards of the NASDAQ Stock Market.

Our Nominating and Corporate Governance Committee has responsibility for assisting the Board in, among other things, effecting the organization, membership and function of the Board and its committees. The Nominating and Corporate Governance Committee identifies and evaluates the qualifications of all candidates for nomination for election as directors, and seeks director nominees that complement and enhance the effectiveness of the existing Board to ensure that its members have varied and relevant backgrounds, skills, knowledge, perspectives and experiences. Our Board currently includes two female directors, one director who contributes racial/ethnic diversity, and one who identifies as LGBTQ+. In addition, the Nominating and Corporate Governance Committee is responsible for developing, recommending and evaluating corporate governance standards and a code of business conduct and ethics.. In addition, the Nominating and Corporate Governance Committee is responsible for developing, recommending and evaluating corporate governance standards and a code of business conduct and ethics. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, copy of which is posted under the “Investors” tab under “Governance” on our website, which is located at www.tonixpharma.com.

Nomination of Directors

As provided in its charter and our Company’s corporate governance principles, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. The Nominating and Corporate Governance Committee seeks to identify director candidates based on input provided by a number of sources, including (1) the Nominating and Corporate Governance Committee members, (2) our other directors, (3) our shareholders, (4) our Chief Executive Officer or Chairman, and (5) third parties such as professional search firms. In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:

●	high personal and professional ethics and integrity;

●	the ability to exercise sound judgment;

●	the ability to make independent analytical inquiries;

●	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

●	the appropriate and relevant business experience and acumen.

In addition to these minimum qualifications, the Nominating and Corporate Governance Committee also takes into account when considering whether to nominate a potential director candidate the following factors:

●	whether the person possesses specific industry expertise and familiarity with general issues affecting our business;

●	whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC in Item 401 of Regulation S-K;

●	whether the person would qualify as an “independent” director under the listing standards of the Nasdaq Stock Market;

●	the importance of continuity of the existing composition of the Board to provide long term stability and experienced oversight; and

●	the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders provided such recommendations are submitted in accordance with the procedures set forth below. In order to provide for an orderly and informed review and selection process for director candidates, the Board has determined that shareholders who wish to recommend director candidates for consideration by the Nominating and Corporate Governance Committee must comply with the following:

●	The recommendation must be made in writing to the Corporate Secretary at Tonix Pharmaceuticals Holding Corp.;

●	The recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the recommending person’s ownership of the Company’s common stock;

●	The recommendation shall also contain a statement from the recommending shareholder in support of the candidate; professional references, particularly within the context of those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like; and personal references; and

●	A statement from the shareholder nominee indicating that such nominee wants to serve on the Board and could be considered “independent” under the Rules and Regulations of the Nasdaq Stock Market and the SEC, as in effect at that time.

All candidates submitted by shareholders will be evaluated by the Nominating and Corporate Governance Committee according to the criteria discussed above and in the same manner as all other director candidates.

Prohibition Against Certain Transactions

All of our employees and directors are prohibited from hedging or pledging Tonix stock, or engaging in short sales or trading in standardized options under our Insider Trading Policy.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees which can be found on our website at https://ir.tonixpharma.com/corporate-governance/governance-documents.

Insider Trading Policies and Procedures

We have adopted a Policy on Insider Trading and a Policy Regarding Special Trading Procedures. These policies and procedures apply to all of our directors, officers and employees.

The Board unanimously recommends a vote “FOR” each of its nominees.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of EisnerAmper LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024, subject to ratification of the appointment by the Company’s shareholders. A representative of EisnerAmper LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2023

The Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Audit Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s internal controls and financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee approved the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Fees Paid to Auditors

Audit Fees

The aggregate fees billed by our independent registered public accounting firm, for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2023 and 2022, including review of our interim financial statements as well as registration statement filings with the SEC and comfort letters issued to underwriters were $522,533 and $383,880, respectively.

Audit-Related Fees

We did not incur fees to our independent registered public accounting firm for audit related fees during the fiscal years ended December 31, 2023 and 2022.

Tax and Other Fees

We did not incur fees to our independent registered public accounting firm for tax or other services during the fiscal years ended December 31, 2023 and 2022.

Pre-Approval Policies and Procedures

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

The Board unanimously recommends a vote “FOR” the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Tonix Pharmaceuticals Holding Corp. has furnished the following report on its activities during the fiscal year ended December 31, 2023. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that Tonix Pharmaceuticals Holding Corp. specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of our financial statements. For the fiscal year ended December 31, 2023, the members of the Audit Committee were Mr. Treco (Committee Chair), Mr. Bagger, Ms. Bell and Dr. Goodman, who is no longer a member of the Board, each of whom is an independent director as defined by the applicable NASDAQ and SEC rules.

In fulfilling its responsibilities, the Audit Committee appointed independent auditors EisnerAmper LLP for the fiscal year ended December 31, 2023. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management the Company’s audited financial statements and the adequacy of its internal controls. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with the Company’s management and EisnerAmper. The Audit Committee has also discussed with EisnerAmper the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB 1301”).

The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by PCAOB 1301. The Company’s independent auditors have provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent auditor the independent auditor’s independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

James Treco, Committee Chair
Richard Bagger
Margaret Smith Bell
Newcomb Stillwell

PROPOSAL NO. 3: APPROVAL OF REVERSE STOCK SPLIT PROPOSAL

General

On February 27, 2024 , the Board unanimously adopted resolutions approving, declaring advisable and recommending to our stockholders for their approval of the effectuation of a reverse stock split pursuant to Nevada Revised Statutes 78.2055 (as amended by the Nevada Legislature in 2023 pursuant to Assembly Bill No. 126), with a ratio in the range of not less than one-for-two (1:2) and not greater than one-for-fifty (1:50), with the exact ratio to be determined by our Board in its discretion at any time within one year after stockholder approval is obtained, to regain compliance with the $1.00 minimum bid price continued listing requirement), with respect to the then issued and outstanding shares of our common stock (the “Reverse Stock Split”). The Reverse Stock Split will also affect then outstanding options and warrants.

Approval of this proposal will grant our Board the authority, without further action by our stockholders, to carry out the Reverse Stock Split any time within one year after stockholder approval is obtained, with the exact exchange ratio and timing to be determined at the discretion of our Board (within the range indicated above) and set forth in a public announcement. Even if our stockholders approve this proposal, our Board may determine in its discretion to abandon and not to effectuate the Reverse Stock Split. In addition, our Board may determine to effect the Reverse Stock Split even if the trading price of our shares of our common stock is at or above $1.00 per share.

Background

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “TNXP.” The continued listing requirements of the Nasdaq Capital Market provide, among other things, that our common stock must maintain a closing bid price in excess of $1.00 per share. On October 17, 2023, we received written notice from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Listing Rule 5550(a)(2). In accordance with Listing Rule 5810(c)(3)(A), we were provided a period of 180 calendar days, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-day period. If we are not in compliance by the end of the 180-day period, we may be eligible for additional time to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, except for the minimum bid price requirement. In addition, we would be required to notify Nasdaq of our intent to cure the minimum bid price deficiency. If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal Nasdaq’s determination, but there can be no assurance that Nasdaq would grant our request for continued listing.

Our Board determined that the continued listing of our common stock on the Nasdaq Capital Market is beneficial for our stockholders. The delisting of our common stock from the Nasdaq Capital Market would likely have very serious consequences for us and our stockholders. If our common stock is delisted from the Nasdaq Capital Market, our Board believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock.

Approval of this proposal will grant our Board the authority, without further action by our stockholders, to carry out the Reverse Stock Split at any time within one year after stockholder approval is obtained, with the exact exchange ratio (within the range indicated above) and timing to be determined at the discretion of our Board.

Even if our stockholders approve this proposal, our Board may determine in its discretion not to effect the Reverse Stock Split.

Effective Time

If this proposal is approved and our Board determines to effect the Reverse Stock Split, the exact timing will be determined at the discretion of our Board and set forth in a public announcement.

If this proposal is approved, no further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split within one year after stockholder approval is obtained, the authority granted in this proposal to implement the Reverse Stock Split will terminate. Our Board reserves its right to elect not to proceed and abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

Reasons for the Reverse Stock Split

The principal purpose of the Reverse Stock Split is to decrease the total number of shares of our common stock outstanding and proportionately increase the market price of our common stock above $1.00 per share in order to meet the continuing listing requirements of the Nasdaq Capital Market. Accordingly, our Board approved the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets the continued listing requirements of the Nasdaq Capital Market. Our Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in our and our stockholders’ best interests and is likely to improve the trading price of the shares of our common stock and improve the likelihood that we will be allowed to maintain our continued listing on the Nasdaq Capital Market. Our Board may determine to effect the Reverse Stock Split even if the trading price of our common stock is at or above $1.00 per share.

Board Discretion to Implement the Reverse Stock Split

Our Board believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single exchange ratio) is in the best interests of our stockholders because it provides our Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, our Board would carry out a reverse stock split only upon our Board’s determination that a reverse stock split would be in the best interests of our stockholders at that time. Our Board would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, our board of the directors may consider numerous factors including:

●	the historical and projected performance of our common stock;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

●	the projected impact of the Reverse Stock Split ratio on trading liquidity in our common stock and our ability to maintain continued listing on the Nasdaq Capital Market;

●	our capitalization (including the number of shares of our common stock issued and outstanding);

●	the then-prevailing trading price for our common stock and the volume level thereof; and

●	the potential devaluation of our market capitalization as a result of the Reverse Stock Split.

Our Board intends to select a Reverse Stock Split ratio (within the range indicated above) that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal, stockholders should consider the following risks associated with effecting the Reverse Stock Split:

●	As noted above, the principal purpose of the Reverse Stock Split is to increase the market price of our common stock in order to meet the continuing listing requirements of the Nasdaq Capital Market. However, the Reverse Stock Split, if effected, may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding, or at all. If the proposed Reverse Stock Split does result in an increase in the market price of our common stock, the increase may not be long-term or permanent. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. We cannot predict the effect that the Reverse Stock Split may have upon the market price of our common stock with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

●	Even if our stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of the Nasdaq Capital Market.

●	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

●	Although our Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and effected with respect to our issued and outstanding common stock, each holder of common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding shares of common stock at the same exchange ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in us. The relative voting rights and other rights and preferences that accompany the shares of common stock will not be affected by the Reverse Stock Split. Shares of common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.

The Reverse Stock Split will not affect the number of authorized shares of common stock. Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on stockholders, the proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease because the number of authorized shares of common stock would remain unchanged. As a result, additional authorized shares of common stock would become available for issuance at such times and for such purposes as our Board may deem advisable without further action by stockholders, except as required by applicable law or stock exchange rules. To the extent that additional authorized shares of common stock are issued in the future, such shares could be dilutive to our existing stockholders by decreasing such stockholders’ percentage of equity ownership in us.

Assuming this proposal is approved by the shareholders and implemented by the Board:

	Current (1)	1:2	1:25	1:50
Common Stock Authorized	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000

Common Stock Issued and Outstanding	95,543,805	47,771,903	3,821,752	1,910,876
Number of Shares of Common Stock Reserved for Issuance (2)	214,286,130	107,143,065	8,571,446	4,285,723
Number of Shares of Common Stock Authorized but Unissued and Unreserved	690,170,065	845,085,032	987,606,802	993,803,401
Price per share, based on the closing price of our Common Stock on April 3, 2024 (3)	$0.20	$0.40	$5.00	$10.00

(1)	Data provided is as of April 3, 2024.

(2)	Includes (i) 9,751,009 shares of Common Stock issuable upon exercise of stock options, with a weighted average exercise price of $12.30 per share, under our 2012 Amended and Restated Incentive Stock Option Plan, the 2014 Stock Incentive Plan, the 2016 Stock Incentive Plan, the 2017 Stock Incentive Plan, the 2018 Equity Incentive Plan, the 2019 Stock Incentive Plan, the 2020 Stock Incentive Plan, the Amended and Restated 2020 Stock Incentive Plan, (ii) 1,971,909 shares of Common Stock available for future issuance under our 2020 Stock Incentive Plan, (iii) 201,829,571 shares of Common Stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $0.67 per share, and (iv) 733,641 shares of Common Stock available for future issuance under our 2023 Employee Stock Purchase Plan.

(3)	The price per share indicated reflects solely the application of the applicable reverse split ratio to the closing price of the Common Stock on April 3, 2024.

The Reverse Stock Split will have no effect on the number of authorized shares of preferred stock or the par value of the preferred stock.

Effect on the Equity Incentive Plans, Outstanding Options and Warrants

If the Reverse Stock Split is approved and effected, the total number of shares of common stock reserved for issuance under our equity incentive plans would be reduced in proportion to the ratio selected by our Board. The total number of shares of common stock reserved for issuance pursuant to outstanding but unexercised warrants would be reduced in proportion to the Reverse Stock Split ratio.

Under the terms of our outstanding equity awards, options and warrants, the Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock issuable upon exercise or vesting of such awards, options and warrants in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise or purchase price, if any, of all such awards, options and warrants. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards, options and warrants and the exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of the equity incentive plans or warrants, which may include rounding the number of shares of common stock issuable down to the nearest whole share.

Potential Anti-Takeover Effect

An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of us (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of our Board or contemplating a tender offer or other change in control transaction).

Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of us, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement any anti-takeover measure.

Accounting Matters

The Reverse Stock Split will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Mechanics of the Reverse Stock Split

Effect on Registered “Book-Entry” Holders of our Common Stock

Holders of common stock hold some or all of their common stock electronically in book-entry or “street name” form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split, if implemented. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

No Dissenter’s or Appraisal Rights

Our stockholders are not entitled to any dissenter’s or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

●	an individual citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the Internal Revenue Service will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, certain former U.S. citizens and lawful permanent residents of the United States, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities (including S-corporations), traders in securities that elect to mark-to-market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes, (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment), (iv) persons liable for the alternative minimum tax, (v) persons that directly, indirectly or constructively, own 5% or more of the total combined voting power of our stock or of the total value of our equity interests or (vi) persons that will hold shares of common stock in connection with a permanent establishment or fixed base outside the United States. This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address U.S. federal tax considerations other than income tax considerations (such as Medicare contribution tax on net investment income, the alternative minimum tax, or estate or gift taxes) or tax considerations arising under any U.S. state or local or non-U.S. laws. In addition, this summary does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular tax consequences of the Reverse Stock Split to them.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization and other than with respect to a U.S. holder that receives a full share in lieu of a fractional share, as described below, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same as such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share of common stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share are not clear. A U.S. holder that receives a full share in lieu of a fractional share may recognize income as a deemed distribution or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such stockholder was otherwise entitled. We are not making any representations as to whether the receipt of one whole share in lieu of a fractional share will result in income as a deemed distribution or gain to any stockholder. U.S. holders are urged to consult their own tax advisors as to the possible tax consequences of receiving an additional fraction of a share in the Reverse Stock Split.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Required Vote

The Reverse Stock Split would be effectuated pursuant to NRS 78.2055, which was amended by the Nevada Legislature in 2023, pursuant to Assembly Bill No. 126. In accordance with such amendment and our bylaws, approval of the Reverse Stock Split requires the affirmative vote of the holders of a majority of the votes cast in person via attendance at the virtual Annual Meeting or by proxy and voting at the Annual Meeting.

The Board unanimously recommends a vote “FOR” the approval

of the Reverse Stock Split Proposal.

PROPOSAL 4: APPROVAL, FOR THE PURPOSE OF COMPLYING WITH THE APPLICABLE PROVISIONS OF NASDAQ LISTING RULE 5635(D), OF THE REPRICING OF UP TO 94,398,656 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF WARRANTS

Overview

We are seeking stockholder approval, for the purpose of complying with the applicable provisions of Nasdaq Listing Rule 5635(d), for the repricing of certain warrants of the Company. In connection with our offering (the “Offering”) that closed on April 1, 2024 (the “Closing Date”), we entered into amendments (each, an “Amendment”, and collectively, the “Amendments”) with the investors in the Offering (the “Existing Warrant holders”) pursuant to which we agreed to reduce the exercise price of the 94,398,656 shares of Common Stock (the “Existing Warrants”) set forth in the table below, which Existing Warrants were previously issued to the Existing Warrant holders at exercise prices ranging from $0.50 to $1.00. We also agreed to extend the termination dates of the Existing Warrants as set forth in the table below.

Series of Warrant	Number of Warrants subject to Amendment	Initial Exercise Price	Initial Termination Date	Termination Date of Amended Warrants
Common Warrants issued August 2023 (the “Common Warrants”)	6,950,000	$1.000	August 1, 2028	April 1, 2029
Series A Warrants issued October 2023 (the “Series A Warrants”)	8,900,000	$0.500	October 3, 2028	April 1, 2029
Series B Warrants issued October 2023 (the “Series B Warrants”)	8,900,000	$0.500	October 3, 2024	April 1, 2025
Series C Warrants issued December 2023 (the “Series C Warrants”)	34,824,328	$0.555	The later of (i) February 25, 2024 and (ii) earlier of (A) February 15, 2026 and (B) ten trading days following the public announcement of the U.S. Food and Drug Administration’s (“FDA”) acknowledgement and acceptance of the new drug application (“NDA”) relating to our TNX-102 SL product candidate in patients with fibromyalgia	The earlier of April 1, 2026 and 10 trading days following notice by the Company to the holder of the Company’s public announcement of the FDA’s acknowledgement and acceptance of the Company’s NDA relating to TNX-102 SL in patients with Fibromyalgia
Series D Warrants issued December 2023 (the “Series D Warrants”)	34,824,328	$0.850	February 15, 2029	April 1, 2029

Under the terms of the Amendments, the exercise prices of the Existing Warrants will be reduced to $0.33 per warrant; provided however, the foregoing reduction of the exercise prices of the Existing Warrants (the “Warrant Repricing”) is subject to stockholder approval pursuant to the applicable rules and regulations of Nasdaq. The Amendments require us to hold a meeting of stockholders by May 31, 2024 (the “Initial Meeting”) to request stockholder approval of the Warrant Repricing (“Stockholder Approval”). If Stockholder Approval is not obtained at the Initial Meeting, then we will be required to call an additional meeting of stockholders to obtain Stockholder Approval four months thereafter (the “Second Meeting”). In the event Stockholder Approval is not obtained at the Second Meeting, we will be required to call additional meetings every sixty (60) days thereafter to seek Stockholder Approval at such additional meetings until the earlier of (i) the date Stockholder Approval is obtained, or (ii) consent of our Board of Directors in lieu thereof is obtained that satisfied Nasdaq Listing Rule 5635. If Stockholder Approval is not obtained by October 1, 2024, then the exercise price of the Existing Warrants will be automatically reduced (if and only if such new exercise price on the repricing date is lower than the exercise price of the Existing Warrants then in effect) to be the Minimum Price (as defined below) of our Common Stock on October 1, 2024.

Description of Existing Warrants

Adjustments in Connection with Certain Events

The exercise price and number of shares of common stock issuable upon exercise of the Common Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Existing Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of purchased upon such exercise (except in the case of a cashless exercise as discussed below), in each case at the current exercise price applicable to each series of Existing Warrants; provided, however, that (i) if Stockholder Approval is obtained on or prior to October 1, 2024, the exercise price of the Existing Warrants will be reduced to $0.33 per share pursuant to the Warrant Repricing; (ii) if Stockholder Approval is not obtained on or prior to October 1, 2024 and the Minimum Price of our common stock on October 1, 2024 is below the current exercise price of the Existing Warrants (the “Minimum Price Condition”), the exercise price of the Existing Warrants will be reduced to the Minimum Price; and (iii) if Stockholder Approval is not obtained on or prior to October 1, 2024 and the Minimum Price Condition has not been met, the exercise price of the Existing Warrants will remain unchanged until Stockholder Approval is obtained, at which point the exercise price of the Existing Warrants will be reduced to $0.33 pursuant to the Warrant Repricing. A holder (together with its affiliates, any other person acting as a group together with it or any of its affiliates, and any other person whose beneficial ownership of shares of common stock would or could be aggregated with it) may not exercise any portion of the Existing Warrants to the extent that the holder would own more than 4.99% (or, at the election of a holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Existing Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Existing Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Existing Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price, or round up to the next whole share of common stock.

Cashless Exercise

If, at the time a holder exercises its Existing Warrants, a registration statement registering the issuance of the shares of common stock underlying the Existing Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Existing Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Existing Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, the holders of the Existing Warrants will be entitled to receive upon exercise of the Existing Warrants (i) shares of common stock of the successor or acquiring corporation or shares of our common stock if we are the surviving corporation, and (ii) any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of our common stock for which the applicable Existing Warrant is exercisable immediately prior to the fundamental transaction. In certain circumstances, the holder will have the right to receive the Black Scholes Value of the Existing Warrant calculated pursuant to a formula set forth in the Existing Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of our common stock as described in the Existing Warrants.

Transferability

Subject to applicable laws, a Existing Warrant may be transferred at the option of the holder upon surrender of the Existing Warrant together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Existing Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Existing Warrants or by virtue of such holder’s ownership of, the holders of the Existing Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Existing Warrants.

The foregoing description of the Existing Warrants is not complete and is qualified in its entirety by reference to the full text of the forms of the (i) Common Warrants, copies of which are attached as Exhibit 4.02 to the Company’s Current Report on Form 8-K, filed with the SEC on July 28, 2023; (ii) Series A Warrants and Series B Warrants, copies of which are attached as Exhibits 4.02 and 4.03, respectively, to the Company’s Current Report on Form 8-K, filed with the SEC on September 29, 2023; and (iii) Series C Warrants and Series D Warrants, copies of which are attached as Exhibits 4.02 and 4.03, respectively, to the Company’s Current Report on Form 8-K, filed with the SEC on December 21, 2023.

Potential Consequences if the Warrant Repricing Proposal is Not Approved

As noted above, if Stockholder Approval is not obtained at this meeting, then we will be required to call the Second Meeting. In the event Stockholder Approval is not obtained at the Second Meeting, we will be required to call additional meetings every sixty (60) days thereafter to seek Stockholder Approval at such additional meetings until the earlier of (i) the date Stockholder Approval is obtained, or (ii) consent of our Board of Directors in lieu thereof is obtained that satisfied Nasdaq Listing Rule 5635.

Accordingly, if Stockholder Approval is not obtained by October 1, 2024, and the Minimum Price Condition has been met, the exercise price of the Existing Warrants will be reduced to the Minimum Price on October 1, 2024, which may be above or below $0.33 per share, and our obligation to call additional stockholder meetings will end. Alternatively, if Stockholder Approval is not obtained on or prior to October 1, 2024 and the Minimum Price Condition has not been met at that time, we will be required to call additional meetings every sixty (60) days until Stockholder Approval is obtained, at which time the exercise price of the Existing Warrants will be reduced to $0.33 pursuant to the Warrant Repricing.

No Appraisal Rights

No appraisal rights are available under the Nevada Revised Statutes or under our charter or bylaws with respect to the Warrant Repricing Proposal.

Required Vote and Recommendation

In accordance with our charter, bylaws and Nevada law, approval and adoption of the Warrant Repricing Proposal requires the affirmative vote of a majority of the votes cast in person via attendance at the virtual Special Meeting or by proxy. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, FOR THE PURPOSE OF COMPLYING WITH THE APPLICABLE PROVISIONS OF NASDAQ LISTING RULE 5636(D), OF THE REPRICING OF UP TO 94,398,656 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF WARRANTS

INFORMATION ABOUT THE EXECUTIVE OFFICERS

Executive Officers

The executive officers are elected by our Board and hold office until their successors are elected and duly qualified. There are no family relationships between any of our directors or executive officers. The current executive officers of the Company are as follows:

NAME	AGE	OFFICES HELD
Seth Lederman	66	President, CEO and Chairman of the Board of Directors
Jessica Morris	46	Chief Operating Officer
Bradley Saenger	50	Chief Financial Officer and Treasurer
Gregory Sullivan	58	Chief Medical Officer and Secretary

Biographical information about Dr. Lederman is provided in “Proposal No. 1 - Election of Directors”.

Jessica Morris is our Chief Operating Officer and has worked for the Company since April 2013, first as a consultant (April 2013 – September 2013), then as SVP of Finance (September 2013 – October 2015), followed by Chief Administrative Officer (October 2015 – January 2016), Acting Chief Financial Officer (January 2016 – February 2016), and Executive Vice President, Operations (February 2016 – January 2018). Prior to joining the Company, Ms. Morris was a Vice President in investment management at Zhong Rong Group. Previously, Ms. Morris was a Senior Associate in the Sponsor Finance Group at American Capital, a Vice President of the mezzanine debt fund at Calvert Street Capital Partners, an Associate in the commercial finance department of Silicon Valley Bank, and a Financial Analyst in the investment banking group at Deutsche Bank. Ms. Morris earned a B.S. in Commerce and a B.A. in Music from the University of Virginia, where she was an Echols Scholar.

Bradley Saenger, CPA became our Chief Financial Officer in February 2016. Mr. Saenger has worked for us since May 2014, as the Director of Accounting (May 2014 – December 2015) and VP of Accounting (January 2016 – February 2016). Between June 2013 and March 2014, Mr. Saenger worked for Shire Pharmaceuticals as a consultant in the financial analyst research and development group. Since November 2015, Mr. Saenger has been a director of Tonix Pharma Holdings Limited. Between February 2013 and May 2013, Mr. Saenger worked for Stewart Health Care System as a financial consultant. Between October 2011 and December 2012, Mr. Saenger was an Associate Director of Accounting at Vertex Pharmaceuticals, Inc. Between January 2005 and September 2011, Mr. Saenger worked for Alere Inc., as a Manager of Corporate Accounting and Consolidations (2007 – 2011) and Manager of Financial Reporting (2005 – 2006). Mr. Saenger also worked for PricewaterhouseCoopers LLP, Shifren Hirsowitz, public accountants and auditors in Johannesburg, South Africa, Investec Bank in Johannesburg, South Africa and Norman Sifris and Company, public accountants and auditors in Johannesburg, South Africa. Mr. Saenger received his Bachelor’s and Honors’ degrees in Accounting Science from the University of South Africa. Mr. Saenger is a Chartered Accountant in South Africa and a Certified Public Accountant in the Commonwealth of Massachusetts.

Gregory Sullivan, MD became our Chief Medical Officer on June 3, 2014 and our Secretary in March 2017. Prior to becoming our Chief Medical Officer, he served on our Scientific Advisory Board since October 2010, and had also provided ad hoc consulting services. Previously, Dr. Sullivan had been a member of the faculty of Columbia University since July 1999, where he served as an Assistant Professor of Psychiatry in the Department of Psychiatry at Columbia University Medical Center (CUMC) until June 2014. Between June 1997 and August 2014, Dr. Sullivan maintained a part-time psychiatry practice. He served as a Research Scientist at the New York State Psychiatric Institute (NYSPI) from December 2006 to June 2014. He also served as a member of the Institutional Review Board of the NYSPI from January 2009 to June 2014. As Principal Investigator and Co-Investigator on several human studies of PTSD, Dr. Sullivan has administered the recruitment, biological assessments, treatment, and safety of participants with PTSD in clinical trials of the disorder. He has published more than 50 articles and chapters on research topics ranging from stress and anxiety disorders to abnormal serotonin receptor expression in depression, PTSD and panic disorder. He is a recipient of grants from the National Institute of Mental Health (NIMH), the Anxiety Disorders Association of America, NARSAD, the Dana Foundation, and the American Foundation for Suicide Prevention. Dr. Sullivan received a BA in Biology from the University of California, Berkeley, and received his MD from the College of Physicians & Surgeons at Columbia University. He completed his residency training in psychiatry at CUMC, and then a two-year NIMH-sponsored research fellowship in anxiety and affective disorders before joining the faculty at Columbia.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Compensation Philosophy and Practices

We believe that the performance of our executive officers significantly impacts our ability to achieve our corporate goals. We, therefore, place considerable importance on the design and administration of our executive officer compensation program. This program is intended to enhance stockholder value by attracting, motivating and retaining qualified individuals to perform at the highest levels and to contribute to our growth and success. Our executive officer compensation program is designed to provide compensation opportunities that are tied to individual and corporate performance.

Our compensation packages are also designed to be competitive in our industry. The Compensation Committee from time-to-time consults with compensation consultants, legal counsel and other advisors in designing our compensation program, including in evaluating the competitiveness of individual compensation packages and in relation to our corporate goals.

Our overall compensation philosophy has been to pay our executive officers an annual base salary and to provide opportunities, through cash and equity incentives, to provide higher compensation if certain key performance goals are satisfied. We believe that many of our key practices and programs demonstrate good governance. The main principles of our fiscal year 2023 compensation strategy included the following:

●	An emphasis on pay-for-performance. A significant portion of our executive officers’ total compensation is variable and at risk and tied directly to measurable performance, including pre-specified corporate, strategic or developmental goals, which aligns the interests of our executives with those of our stockholders;

●	Performance results are linked to Company and individual performance. When looking at performance over the year, we equally weigh individual performance as well as that of the Company as a whole. Target annual compensation is positioned to allow for above-median compensation to be earned through an executive officer’s and the Company’s extraordinary performance;

●	Equity as a key component to align the interests of our executives with those of our stockholders. Our Compensation Committee believes that keeping executives interests aligned with those of our stockholders is critical to driving toward achievement of long-term goals of both our stockholders and the Company. Accordingly, a significant portion of our executives’ compensation are stock based, including stock options that are exercisable at a percentage above market value at the time of grant; and

●	Peer group positioning. While the Compensation Committee considers the level of compensation paid by the companies in our peer group as a reference point that provides a framework for its compensation decisions, in order to maintain competitiveness and flexibility, the Compensation Committee does not target compensation at a particular level relative to the peer group; nor does the Compensation Committee employ a formal benchmarking strategy or rely upon specific peer–derived targets.

In 2023, we also continued practices that demonstrate good governance and careful stewardship of corporate assets, including:

●	Limited personal benefits. Our executive officers are eligible for the same benefits as our non-executive salaried employees, and they do not receive any additional perquisites.

●	No retirement benefits. We do not provide our executive officers with a traditional retirement plan, or with any supplemental deferred compensation or retirement benefits.

●	No tax gross-ups. We do not provide our executive officers with any tax gross-ups.

●	No single-trigger cash change in control benefits. We do not provide cash benefits to, or accelerate the vesting of unvested equity grants issued to, our executives upon a change in control, absent an actual termination of employment.

At our annual meeting in May 2022, we conducted our tri-annual advisory vote on executive compensation, commonly referred to as a “say-on-pay” vote. At that time, a majority of the votes affirmatively cast on the advisory say-on-pay proposal were voted in favor of the compensation of our named executive officers. The Compensation Committee understood this level of approval to indicate strong stockholder support for our executive compensation policies and programs generally, and as a result, our Compensation Committee made no fundamental changes to our executive compensation programs. We will hold our next say-on-pay vote at the 2025 annual meeting. Our Compensation Committee and our Board will consider shareholder feedback through the say-on-pay vote and remains committed to engaging with shareholders and are open to feedback from shareholders.

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, and the two next most highly paid executive officers for fiscal years 2023 and 2022.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Seth Lederman	2023	675,000	—	—	1,375,065	—	—	—	2,050,065
Chief Executive Officer	2022	675,000	355,000	—	3,550,167	—	—	—	4,580,167

Jessica Morris	2023	475,000	179,550	—	274,049	—	—	—	928,599
Chief Operations Officer	2022	455,175	155,000	—	781,037	—	—	—	1,391,212

Bradley Saenger	2023	465,000	175,770	—	264,143	—	—	—	904,913
Chief Financial Officer	2022	445,400	152,000	—	639,030	—	—	—	1,236,430

Gregory Sullivan	2023	480,000	181,440	—	290,558	—	—	—	951,998
Chief Medical Officer	2022	461,120	130,000	—	887,541	—	—	—	1,478,661

(1)

Represents the aggregate grant date fair value of options granted in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, “Stock Compensation.” For the relevant assumptions used in determining these amounts, refer to Note 18 to our audited financial statements.

(2)	In lieu of a cash award, Dr. Lederman’s bonus shall be paid in the form of a stock option award granted pursuant to the 2020 Plan, with 100% of such options vesting on the six-month anniversary of issuance, expiring 10 years from date of issuance and having an exercise price per share equal to the closing price of the Company’s common stock on February 27, 2024.

Grants of Plan-Based Awards in Fiscal 2023

The following table provides information with regard to each grant of plan-based award made to a named executive officer under any plan during the fiscal year ended December 31, 2023.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)		Grant Date Fair Value of Stock and Option Awards ($) (1)
Seth Lederman	2/23/2023	112,000	4.57		465,003
	2/23/2023	112,000	5.71	(2)	459,499

Bradley Saenger	2/23/2023	32,000	4.57		137,840
	2/23/2023	32,000	5.71	(2)	136,209

Jessica Morris	2/23/2023	33,200	4.57		132,858
	2/23/2023	33,200	5.71	(2)	131,285

Gregory Sullivan	2/23/2023	35,200	4.57		146,144
	2/23/2023	35,200	5.71	(2)	144,414

(1)	Represents the aggregate grant date fair value of options granted in accordance with FASB ASC Topic 718.
(2)	Represents an exercise price at a 125% premium of the closing price of the Company’s common stock on the grant date.

Outstanding Equity Awards at December 31, 2023

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2023.

Name	Number of Securities underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date

Seth Lederman	1	—		$3,176,000.00	2/11/2024
	1	—		$1,974,000.00	6/17/2024
	1	—		$1,336,000.00	10/29/2024
	1	—		$1,190,000.00	2/25/2025
	1	—		$1,190,000.00	2/25/2025
	1	—		$1,006,000.00	2/9/2026
	—	1	(1)	$1,006,000.00	2/9/2026
	1	—		$110,000.00	3/1/2027
	8	—		$68,000.00	2/13/2028
	8	—		$85,000.00	2/13/2028
	12	—		$3,780.00	2/26/2029
	12	—		$4,720.00	2/26/2029
	65	—		$4,100.00	5/6/2029
	65	—		$5,120.00	5/6/2029
	600	—		$80.00	2/25/2030
	600	—		$100.00	2/25/2030
	10,000	—		$154.00	5/4/2030
	10,000	—		$192.00	5/4/2030
	14,174	826	(2)	$244.00	2/23/2031
	14,174	826	(2)	$306.00	2/23/2031
	15,284	9,716	(3)	$41.38	2/15/2032
	2,500	22,500	(3)	$82.75	2/15/2032
	2,500	22,500	(3)	$124.06	2/15/2032
	2,500	22,500	(3)	$165.44	2/15/2032
	—	112,000	(4)	$4.57	2/23/2033
	—	112,000	(4)	$5.71	2/23/2033
Jessica Morris	1	—		$3,176,000.00	2/11/2024
	1	—		$1,974,000.00	6/17/2024
	1	—		$1,336,000.00	10/29/2024
	1	—		$1,190,000.00	2/25/2025
	1	—		$1,006,000.00	2/9/2026
	—	1	(1)	$1,006,000.00	2/9/2026
	1	—		$110,000.00	3/1/2027
	3	—		$68,000.00	2/13/2028
	3	—		$85,000.00	2/13/2028
	3	—		$3,780.00	2/26/2029
	3	—		$4,720.00	2/26/2029
	15	—		$4,100.00	5/6/2029
	15	—		$5,120.00	5/6/2029
	120	—		$80.00	2/25/2030
	120	—		$100.00	2/25/2030
	1,800	—		$154.00	5/4/2030
	1,800	—		$192.00	5/4/2030
	2,550	150	(2)	$244.00	2/23/2031
	2,550	150	(2)	$306.00	2/23/2031
	3,364	2,136	(3)	$41.38	2/15/2032
	550	4,950	(3)	$82.75	2/15/2032
	550	4,950	(3)	$124.06	2/15/2032
	550	4,950	(3)	$165.44	2/15/2032
	—	33,200	(4)	$4.57	2/23/2033
	—	33,200	(4)	$5.71	2/23/2033

Bradley Saenger	1	—		$1,974,000.00	6/17/2024
	1	—		$1,336,000.00	10/29/2024
	1	—		$1,190,000.00	2/25/2025
	1	—		$1,006,000.00	2/9/2026
	—	1	(1)	$484,000.00	5/27/2026
	1	—		$484,000.00	5/27/2026
	1	—		$110,000.00	3/1/2027
	3	—		$68,000.00	2/13/2028
	3	—		$85,000.00	2/13/2028
	3	—		$3,780.00	2/26/2029
	3	—		$4,720.00	2/26/2029
	15	—		$4,100.00	5/6/2029
	15	—		$5,120.00	5/6/2029
	120	—		$80.00	2/25/2030
	120	—		$100.00	2/25/2030
	1,800	—		$154.00	5/4/2030
	1,800	—		$192.00	5/4/2030
	2,550	150	(2)	$244.00	2/23/2031
	2,550	150	(2)	$306.00	2/23/2031
	2,750	1,750	(3)	$41.38	2/15/2032
	450	4,050	(3)	$82.75	2/15/2032
	450	4,050	(3)	$124.06	2/15/2032
	450	4,050	(3)	$165.44	2/15/2032
	—	32,000	(4)	$4.57	2/23/2033
	—	32,000	(4)	$5.71	2/23/2033

Gregory Sullivan	1	—		$1,974,000.00	6/17/2024
	1	—		$1,336,000.00	10/29/2024
	1	—		$1,190,000.00	2/25/2025
	1	—		$1,006,000.00	2/9/2026
	—	1	(1)	$1,006,000.00	2/9/2026
	1	—		$110,000.00	3/1/2027
	4	—		$68,000.00	2/13/2028
	4	—		$85,000.00	2/13/2028
	5	—		$3,780.00	2/26/2029
	5	—		$4,720.00	2/26/2029
	22	—		$4,100.00	5/6/2029
	22	—		$5,120.00	5/6/2029
	196	—		$80.00	2/25/2030
	196	—		$100.00	2/25/2030
	2,500	—		$154.00	5/4/2030
	2,500	—		$192.00	5/4/2030
	3,550	201	(2)	$244.00	2/23/2031
	3,550	201	(2)	$306.00	2/23/2031
	3,824	2,427	(3)	$41.38	2/15/2032
	625	5,625	(3)	$82.75	2/15/2032
	625	5,625	(3)	$124.06	2/15/2032
	625	5,625	(3)	$165.44	2/15/2032
	—	35,200	(4)	$4.57	2/23/2033
	—	35,200	(4)	$5.71	2/23/2033

(1)	The shares subject to this stock option vest 1/3rd upon the date(s) that certain stock price goals are achieved. The stock price goals are such date(s) when the Company’s common stock has an average closing sales price equal to or exceeding each of $1,200,000.00, $1,400,000.00 and $1,600,000.00 per share for 20 consecutive trading days, subject to a one year minimum service period prior to vesting.
(2)	The shares subject to this stock option vested as to 1/3 of the shares on February 23, 2022, with the remaining shares vesting on an equal monthly basis over the following 24 months.
(3)	The shares subject to this stock option vested as to 10% of the shares on February 15, 2023, 10% of the shares on February 15, 2024, 40% of the shares on February 15, 2025 and 40% of the shares on February 15, 2026.
(4)	The shares subject to this stock option vested as to 1/3 of the shares on February 23, 2024, with the remaining shares vesting on an equal monthly basis over the following 24 months.

Option Exercises and Stock Vested

No options were exercised by any of the named executive officers and no named executive officers held restricted stock units during the fiscal year ended December 31, 2023.

Equity Compensation Plan Information

On May 1, 2020, our stockholders approved the Tonix Pharmaceuticals Holding Corp. Amended and Restated 2020 Stock Incentive Plan (“Amended and Restated 2020 Plan”). Under the terms of the Amended and Restated 2020 Plan, the Company may issue (1) stock options (incentive and nonstatutory), (2) restricted stock, (3) stock appreciation rights, (4) restricted stock units, (5) other stock-based awards, and (6) cash-based awards. The Amended and Restated 2020 Plan initially provided for the issuance of up to 312,500 shares of common stock, which amount will be increased to the extent that awards granted under the Plans are forfeited, expire or are settled for cash (except as otherwise provided in the Amended and Restated 2020 Plan). In addition, the Amended and Restated 2020 Plan contains an “evergreen provision” providing for an annual increase in the number of shares of our common stock available for issuance under the Amended and Restated 2020 Plan on January 1 of each year for a period of ten years, commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to the difference between (x) twenty percent (20%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, and (y) the total number of shares of common stock reserved under the Amended and Restated 2020 Plan on December 31st of such preceding calendar year (including shares subject to outstanding awards, issued pursuant to awards or available for future awards). The Board of Directors determines the exercise price, vesting and expiration period of the grants under the Amended and Restated 2020 Plan. However, the exercise price of an incentive stock option may not be less than 110% of fair value of the common stock at the date of the grant for a 10% or more shareholder and 100% of fair value for a grantee who is not a 10% shareholder. The fair value of the common stock is determined based on quoted market price or in absence of such quoted market price, by the Board of Directors in good faith. Additionally, the expiration period of grants under the Amended and Restated 2020 Plan may not be more than ten years.

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)(2) (C)
Equity compensation plans approved by security holders(1)	1,375,539	$89.62	1,805,240
Equity compensation plans not approved by security holders	—	—	—
Total	1,375,539	$89.62	1,805,240

(1)	Consists of the Company’s 2012 Amended and Restated Incentive Stock Option Plan, the 2014 Stock Incentive Plan, the 2016 Stock Incentive Plan, the 2017 Stock Incentive Plan, the 2018 Equity Incentive Plan, the 2019 Stock Incentive Plan, the 2020 Stock Incentive Plan, the Amended and Restated 2020 Stock Incentive Plan and the 2019 Employee Stock Purchase Plan, the 2020 Employee Stock Purchase Plan, and the 2022 Employee Stock Purchase Plan (the “ESPP”).
(2)	Consists of shares available for future issuance under the Amended and Restated 2020 Plan and our ESPP. As of December 31, 2023, 1,071,599 shares of common stock were available for issuance under the Amended and Restated 2020 Plan and 733,641 shares of common stock were available for issuance under the ESPP.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Employment Agreement with Seth Lederman

On February 11, 2014, the Company entered into an employment agreement (the “Lederman Agreement”) with Dr. Seth Lederman to continue to serve as our President, Chief Executive Officer and Chairman of the Board.

The base salary for Dr. Lederman under the Lederman Agreement was $425,000 per annum, and is $675,000 as of January 1, 2024. The Lederman Agreement has an initial term of one year and automatically renews for successive one year terms unless either party delivers written notice not to renew at least 60 days prior to the end of the current term.

Pursuant to the Lederman Agreement, if the Company terminates Dr. Lederman’s employment without Cause (as defined in the Lederman Agreement) or Dr. Lederman resigns for Good Reason (as defined in the Lederman Agreement), Dr. Lederman is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other benefits, if any, under any group retirement plan, nonqualified deferred compensation plan, equity award plan or agreement, health benefits plan or other group benefit plan to which Dr. Lederman may be entitled to under the terms of such plans or agreements; (2) a lump sum cash payment in an amount equal to 12 months of his base salary as in effect immediately prior to the date of termination; (3) continuation of health benefits for Dr. Lederman and his eligible dependents for a period of 12 months following the date of termination; and (4) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following termination had Dr. Lederman remained continuously employed by the Company during such period.

Pursuant to the Lederman Agreement, if Dr. Lederman’s employment is terminated as a result of death or permanent disability, Dr. Lederman or his estate, as applicable, is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect; (2) a lump sum cash payment in an amount equal to six months of his base salary as in effect immediately prior to the date of termination; and (3) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards.

If Dr. Lederman is terminated without Cause or resigns for Good Reason during the period commencing 90 days prior to a Change in Control (as defined below) or 12 months following a Change in Control, Dr. Lederman shall be entitled to receive, in lieu of the severance benefits described above, the following payments and benefits: (1) a lump sum cash payment in an amount equal to 36 months of his base salary as in effect immediately prior to the date of termination, except that, if and while Dr. Lederman is still entitled to the Sale Bonus (as defined below), it will only be 18 months; (2) continuation of health benefits for Dr. Lederman and his eligible dependents for a period of 24 months following the date of termination, except that, if and while Dr. Lederman is still entitled to the Sale Bonus it will only be 12 months; and (3) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards.

If during the term of the Lederman Agreement or within 120 days after Dr. Lederman is terminated without Cause or resigns for Good Reason, following a Change in Control, the Company consummates a Change in Control transaction in which the Enterprise Value (as defined below) equals or exceeds $50 million, Dr. Lederman shall be entitled to receive a lump sum payment equal to 4.4% of the Enterprise Value (the “Sale Bonus”). The Sale Bonus provision of the Lederman Agreement will terminate upon the Company granting Dr. Lederman long-term incentive compensation mutually agreed to by the Board and Dr. Lederman.

For purposes of the Lederman Agreement, “Cause” generally means (1) commission of an act of fraud, embezzlement or dishonesty or some other illegal act that has a demonstrable material adverse impact on the Company or any successor or affiliate of the Company, (2) conviction of, or entry into a plea of “guilty” or “no contest” to, a felony, (3) unauthorized use or disclosure of the Company’s confidential information or trade secrets or any successor or affiliate of the Company that has, or may reasonably be expected to have, a material adverse impact on any such entity; (4) gross negligence, failure to follow a material, lawful and reasonable request of the Board or material violation of any duty of loyalty to the Company or any successor or affiliate of the Company, or any other demonstrable material willful misconduct by Dr. Lederman, (5) ongoing and repeated failure or refusal to perform or neglect of his duties as required by his employment agreement, which failure, refusal or neglect continues for 30 days following Dr. Lederman’s receipt of written notice from the Board stating with specificity the nature of such failure, refusal or neglect, provided that such failure to perform is not as a result of illness, injury or medical incapacity, or (6) material breach of any Company policy or any material provision of the Lederman Agreement.

For purposes of the Lederman Agreement, “Good Reason” generally means (1) a material diminution in Dr. Lederman’s title, authority, duties or responsibilities, (2) a material diminution in Dr. Lederman’s base compensation, unless such a reduction is imposed across-the-board to the Company’s senior management, and such reduction is not greater than 15%, (3) a material change in the geographic location at which Dr. Lederman must perform his duties, (4) any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of the Company’s obligations to Dr. Lederman under the Lederman Agreement, or (5) the Company elects not to renew the Lederman Agreement for another term.

For purposes of the Lederman Agreement, “Change in Control” generally means:

●	A transaction or series of transactions (other than public offerings) that results in any person or entity or related group of persons or entities (other than the Company, its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 40% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

●	(1) a merger, consolidation, reorganization, or business combination or (2) the sale, exchange or transfer of all or substantially all of the Company’s assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction:

○	which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least 60% of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

○	after which no person or group beneficially owns voting securities representing 40% or more of the combined voting power of the Company or its successor; provided, however, that no person or group is treated as beneficially owning 40% or more of combined voting power of the Company or its successor solely as a result of the voting power held in the Company prior to the consummation of the transaction.

For purposes of the Lederman Agreement, “Enterprise Value” generally means (1) in a Change in Control in which consideration is received by the Company, the total cash and non-cash consideration, including debt assumed, received by the Company, net of any fees and expenses in connection with the transaction and (2) in a Change in Control in which consideration is payable to the stockholders of the Company, the total cash and non-cash consideration, including debt assumed, payable to the Company’s stockholders net of any fees and expenses in connection with the transaction. Enterprise Value also includes any cash or non-cash consideration payable to the Company or to the Company’s stockholders on a contingent, earnout or deferred basis.

Employment Agreement with Gregory Sullivan

On June 3, 2014, the Company entered into an employment agreement (the “Sullivan Agreement”) with Dr. Gregory Sullivan to serve as our Chief Medical Officer. The base salary for Dr. Sullivan under the Sullivan Agreement was $225,000 per annum, and is $499,200 as of January 1, 2024. The Sullivan Agreement had an initial term of one year and automatically renews for successive one year terms unless either party delivers written notice not to renew at least 60 days prior to the end of the current term.

Pursuant to the Sullivan Agreement, if the Company terminates Dr. Sullivan’s employment without Cause (as defined below) or Executive resigns for Good Reason (as defined below), Dr. Sullivan is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other benefits, if any, under any group retirement plan, nonqualified deferred compensation plan, equity award plan or agreement, health benefits plan or other group benefit plan to which Dr. Sullivan may be entitled to under the terms of such plans or agreements; (2) a lump sum cash payment in an amount equal to 12 months of his base salary as in effect immediately prior to the date of termination; (3) continuation of health benefits for Dr. Sullivan and his eligible dependents for a period of 12 months following the date of termination; and (4) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following termination had Dr. Sullivan remained continuously employed by the Company during such period.

Pursuant to the Sullivan Agreement, if Dr. Sullivan’s employment is terminated as a result of death or permanent disability, Dr. Sullivan or his estate, as applicable, is entitled to his fully earned but unpaid base salary through the end of the month in which termination occurs at the rate then in effect.

For purposes of the Sullivan Agreement, “Cause” generally means (1) commission of an act of fraud, embezzlement or dishonesty or some other illegal act that has a demonstrable material adverse impact on the Company or any successor or affiliate of the Company, (2) conviction of, or entry into a plea of “guilty” or “no contest” to, a felony, (3) unauthorized use or disclosure of the Company’s confidential information or trade secrets or any successor or affiliate of the Company that has, or may reasonably be expected to have, a material adverse impact on any such entity, (4) gross negligence, failure to follow a material, lawful and reasonable request of the Company or material violation of any duty of loyalty to the Company or any successor or affiliate of the Company, or any other demonstrable material misconduct by Dr. Sullivan, (5) ongoing and repeated failure or refusal to perform or neglect of his duties as required by his employment agreement, which failure, refusal or neglect continues for 30 days following Dr. Sullivan’s receipt of written notice from the Company stating with specificity the nature of such failure, refusal or neglect, or (6) material breach of any Company policy or any material provision of the Sullivan Agreement.

For purposes of the Sullivan Agreement, “Good Reason” generally means (1) a material diminution in Dr. Sullivan’s title, authority, duties or responsibilities, (2) a material diminution in the executive officer’s base compensation, unless such a reduction is imposed across-the-board to the Company’s senior management and such reduction is not greater than 15%, (3) a material change in the geographic location at which the executive officer must perform his duties, (4) any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of the Company’s obligations to Dr. Sullivan under the Agreement, or (5) the Company elects not to renew the Sullivan Agreement for another term.

Employment Agreement with Bradley Saenger

On February 23, 2021, the Company entered into an employment agreement (the “Saenger Agreement”) with Mr. Bradley Saenger to serve as our Chief Financial Officer. The base salary for Mr. Saenger under the Saenger Agreement was $483,600 per annum as of January 1, 2024. The Saenger Agreement has an initial term of one year and automatically renews for successive one year terms unless either party delivers written notice not to renew at least 60 days prior to the end of the current term.

Pursuant to the Saenger Agreement, if the Company terminates Mr. Saenger’s employment without Cause (as defined below) or Executive resigns for Good Reason (as defined below), Mr. Saenger is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other benefits, if any, under any group retirement plan, nonqualified deferred compensation plan, equity award plan or agreement, health benefits plan or other group benefit plan to which Mr. Saenger may be entitled to under the terms of such plans or agreements; (2) a lump sum cash payment in an amount equal to 12 months of his base salary as in effect immediately prior to the date of termination; (3) continuation of health benefits for Mr. Saenger and his eligible dependents for a period of 12 months following the date of termination; and (4) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following termination had Mr. Saenger remained continuously employed by the Company during such period.

Pursuant to the Saenger Agreement, if Mr. Saenger’s employment is terminated as a result of death or permanent disability, Mr. Saenger or his estate, as applicable, is entitled to his fully earned but unpaid base salary through the end of the month in which termination occurs at the rate then in effect.

For purposes of the Saenger Agreement, “Cause” generally means (1) commission of an act of fraud, embezzlement or dishonesty or some other illegal act that has a demonstrable material adverse impact on the Company or any successor or affiliate of the Company, (2) conviction of, or entry into a plea of “guilty” or “no contest” to, a felony, (3) unauthorized use or disclosure of the Company’s confidential information or trade secrets or any successor or affiliate of the Company that has, or may reasonably be expected to have, a material adverse impact on any such entity, (4) gross negligence, failure to follow a material, lawful and reasonable request of the Company or material violation of any duty of loyalty to the Company or any successor or affiliate of the Company, or any other demonstrable material misconduct by Mr. Saenger, (5) ongoing and repeated failure or refusal to perform or neglect of his duties as required by his employment agreement, which failure, refusal or neglect continues for 30 days following Mr. Saenger’s receipt of written notice from the Company stating with specificity the nature of such failure, refusal or neglect, or (6) material breach of any Company policy or any material provision of the Saenger Agreement.

For purposes of the Saenger Agreement, “Good Reason” generally means (1) a material diminution in Mr. Saenger’s title, authority, duties or responsibilities, (2) a material diminution in the executive officer’s base compensation, unless such a reduction is imposed across-the-board to the Company’s senior management and such reduction is not greater than 15%, (3) a material change in the geographic location at which the executive officer must perform his duties, (4) any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of the Company’s obligations to Mr. Saenger under the Agreement, or (5) the Company elects not to renew the Saenger Agreement for another term.

Employment Agreement with Jessica Morris

On February 23, 2021, the Company entered into an employment agreement (the “Morris Agreement”) with Ms. Jessica Morris to serve as our Chief Operating Officer. The base salary for Ms. Morris under the Morris Agreement was $499,200 per annum as of January 1, 2024. The Morris Agreement has an initial term of one year and automatically renews for successive one year terms unless either party delivers written notice not to renew at least 60 days prior to the end of the current term.

Pursuant to the Morris Agreement, if the Company terminates Ms. Morris’s employment without Cause (as defined below) or Executive resigns for Good Reason (as defined below), Ms. Morris is entitled to the following payments and benefits: (1) her fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other benefits, if any, under any group retirement plan, nonqualified deferred compensation plan, equity award plan or agreement, health benefits plan or other group benefit plan to which Ms. Morris may be entitled to under the terms of such plans or agreements; (2) a lump sum cash payment in an amount equal to 12 months of her base salary as in effect immediately prior to the date of termination; (3) continuation of health benefits for Ms. Morris and her eligible dependents for a period of 12 months following the date of termination; and (4) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following termination had Ms. Morris remained continuously employed by the Company during such period.

Pursuant to the Morris Agreement, if Ms. Morris’s employment is terminated as a result of death or permanent disability, Ms. Morris or her estate, as applicable, is entitled to her fully earned but unpaid base salary through the end of the month in which termination occurs at the rate then in effect.

For purposes of the Morris Agreement, “Cause” generally means (1) commission of an act of fraud, embezzlement or dishonesty or some other illegal act that has a demonstrable material adverse impact on the Company or any successor or affiliate of the Company, (2) conviction of, or entry into a plea of “guilty” or “no contest” to, a felony, (3) unauthorized use or disclosure of the Company’s confidential information or trade secrets or any successor or affiliate of the Company that has, or may reasonably be expected to have, a material adverse impact on any such entity, (4) gross negligence, failure to follow a material, lawful and reasonable request of the Company or material violation of any duty of loyalty to the Company or any successor or affiliate of the Company, or any other demonstrable material misconduct by Ms. Morris, (5) ongoing and repeated failure or refusal to perform or neglect of her duties as required by her employment agreement, which failure, refusal or neglect continues for 30 days following Ms. Morris’s receipt of written notice from the Company stating with specificity the nature of such failure, refusal or neglect, or (6) material breach of any Company policy or any material provision of the Morris Agreement.

For purposes of the Morris Agreement, “Good Reason” generally means (1) a material diminution in Ms. Morris’s title, authority, duties or responsibilities, (2) a material diminution in the executive officer’s base compensation, unless such a reduction is imposed across-the-board to the Company’s senior management and such reduction is not greater than 15%, (3) a material change in the geographic location at which the executive officer must perform her duties, (4) any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of the Company’s obligations to Ms. Morris under the Morris Agreement, or (5) the Company elects not to renew the Morris Agreement for another term.

Directors Compensation Table

Each of our non-employee directors, other than the lead director, receives an annual cash retainer of $55,000; the retainer for the lead director is $75,000. Prior to March 2023, each of our non-employee directors received an annual cash retainer of $50,000, and our lead director received an annual cash retainer of $70,000. In addition, during 2023, each of our non-employee directors received stock options to purchase shares of our common stock valued at $27,475 as determined by the Black Scholes method on the date of grant, which vest on the next annual meeting of stockholders. The following table sets forth summary information concerning the total compensation paid to our non-employee directors in 2023 for services to our Company.

Name	Cash Compensation ($)	Option Awards ($)(1)	Total ($)
Richard Bagger	$55,000	$27,475	$82,475
Margaret Smith Bell	$55,000	$27,475	$82,475
David Grange	$55,000	$27,475	$82,475
Adeoye Olukotun	$55,000	$27,475	$82,475
Newcomb Stillwell	$43,542	69,511	$113,053
Carolyn Taylor	$55,000	$27,475	$82,475
James Treco(2)	$75,000	$27,475	$102,475
Total:	$393,542	$234,361	$627,903

(1)	Represents the aggregate grant date fair value of stock options granted in accordance with FASB ASC Topic 718. For the relevant assumptions used in determining these amounts, refer to Note 18 to our audited financial statements. These amounts do not necessarily correspond to the actual value that may be recognized from the stock option grant.

(2)	Mr. Treco received additional cash compensation for serving as lead director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 3, 2024:

●	by each person who is known by us to beneficially own more than 5% of our common stock;

●	by each of our officers and directors; and

●	by all of our officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Tonix Pharmaceuticals Holding Corp., 26 Main Street, Suite 101, Chatham, New Jersey 07928.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED(1)		PERCENTAGE OF COMMON STOCK (2)
5% Holders
Sabby Management, LLC	Common Stock	5,205,348	(3)	5.4
Directors and Executive Officers
Seth Lederman	Common Stock	182,922	(4)	*
Jessica Morris	Common Stock	44,740	(5)	*
Bradley Saenger	Common Stock	42,150	(6)	*
Gregory Sullivan	Common Stock	50,936	(7)	*
Richard Bagger	Common Stock	22,008	(8)	*
Margaret Smith Bell	Common Stock	22,037	(9)	*
David Grange	Common Stock	22,008	(10)	*
Adeoye Olukotun	Common Stock	22,032	(11)	*
Newcomb Stillwell	Common Stock	22,880	(12)	*
Carolyn Taylor	Common Stock	21,446	(13)	*
James Treco	Common Stock	22,274	(14)	*
Officers and Directors as a Group (11 persons)	Common Stock	475,433	(15)	*	%

* Denotes less than 1%

(2) Percentage based upon 95,543,805 shares of common stock issued and outstanding as of April 3, 2024.

(3) Based solely on a Schedule 13G filed with the SEC on January 3, 2024, by Sabby Volatility Warrant Master Fund Ltd., Sabby Management LLC and Hal Mintz share voting and dispositive power over these shares. The mailing address for Sabby Management, LLC and Mr. Mintz is 115 Hidden Hills Drive, Spicewood TX 78669. The mailing address for Sabby Volatility Warrant Master Fund Ltd. is 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands.

(4) Includes 178,476 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days, 2 shares of common stock owned by Lederman & Co, 1 share of common stock owned by L&L, 1 share of common stock owned by Targent, 1 share of common stock owned by Leder Laboratories, Inc. (Leder Labs), 1 share of common stock owned by Starling, 3,878 shares owned through an IRA account and 1 share owned by Dr. Lederman’s spouse. Seth Lederman, as the Managing Member of Lederman & Co and Targent, the Manager of L&L and the Chairman of Leder Labs and Starling, has investment and voting control over the shares held by these entities.

(5) Includes 44,739 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days.

(6) Includes 42,051 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days.

(7) Includes 50,439 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days.

(8) Includes 21,957 shares of common stock underlying options and restricted stock units which are currently exercisable or vested or become exercisable within 60 days.

(9) Includes 22,009 shares of common stock underlying options and restricted stock units which are currently exercisable or vested or become exercisable within 60 days.

(10) Includes 22,008 shares of common stock underlying options and restricted stock units which are currently exercisable or vested or become exercisable within 60 days.

(11) Includes 22,005 shares of common stock underlying options and restricted stock units which are currently exercisable or vested or become exercisable within 60 days.

(12) Includes 22,880 shares of common stock underlying options and restricted stock units which are currently exercisable or vested or become exercisable within 60 days.

(13) Includes 21,446 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days

(14) Includes 22,223 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days

(15) Includes 470,233 shares of common stock underlying options which are currently exercisable or vested or become exercisable within 60 days, 2 shares of common stock owned by Lederman & Co, 1 share of common stock owned by L&L, 1 share of common stock owned by Targent, 1 share of common stock owned by Leder Labs, 1 share of common stock owned by Starling, 3,878 shares owned through an IRA account of Dr. Lederman, and 1 share owned by Dr. Lederman’s spouse.

PAY VERSUS PERFORMANCE DISCLOSURE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“NEOs”) and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for Seth Lederman¹ ($)	Compensation Actually Paid to Seth Lederman[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on: TSR ($)	Net Income ($ Millions)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2023	2,050,065	647,036	928,503	652,376	0.30	(117)
2022	4,580,167	(711,460)	1,368,768	246,593	1.80	(100)
2021	7,708,839	3,119,852	2,008,835	1,023,408	52.99	(92)

1. Seth Lederman was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023
Gregory Sullivan	Gregory Sullivan	Gregory Sullivan
Bradley Saenger	Bradley Saenger	Bradley Saenger
	Jessica Morris	Jessica Morris

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Option Awards column are the totals from the Option Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Seth Lederman ($)	Exclusion of Option Awards for Seth Lederman ($)	Inclusion of Equity Values for Seth Lederman ($)	Compensation Actually Paid to Seth Lederman ($)
2023	2,050,065	(1,375,065)	(27,964)	647,036
2022	4,580,167	(3,550,167)	(1,741,460)	(711,460)
2021	7,708,839	(6,527,139)	1,938,152	3,119,852

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	928,503	(276,250)	123	652,376
2022	1,368,768	(769,203)	(352,972)	246,593
2021	2,008,835	(1,403,335)	417,908	1,023,408

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Seth Lederman ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Seth Lederman ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Seth Lederman ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Seth Lederman ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Seth Lederman ($)	Total - Inclusion of Equity Values for Seth Lederman ($)
2023	75,500	(144,067)	0	40,603	0	(27,964)
2022	180,667	(871,947)	0	(1,050,180)	0	(1,741,460)
2021	1,846,933	(575,263)	0	666,482	0	1,938,152

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	22,560	(31,186)	0	8,749	0	123
2022	38,654	(177,362)	0	(214,264)	0	(352,972)
2021	397,096	(125,038)	0	145,850	0	417,908

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the two most recently completed fiscal years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” For purposes of our policy only, a “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

A related party is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-party transaction, our Chief Compliance Officer must present information regarding the proposed related-party transaction to our Nominating and Corporate Governance Committee for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related parties, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-party transactions, our Nominating and Corporate Governance Committee will take into account the relevant available facts and circumstances including, but not limited to:

●	whether the transaction was undertaken in the ordinary course of our business;
●	whether the related party transaction was initiated by us or the related party;
●	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to us from the related party transaction;
●	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;
●	the related party’s interest in the related party transaction, and
●	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee shall then make a recommendation to the Board, who will determine whether or not to approve of the related party transaction, and if so, upon what terms and conditions. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

During the last two fiscal years, there have been no related party transactions.

PROPOSALS OF SHAREHOLDERS FOR THE 2025 ANNUAL MEETING

If you want to submit a proposal for inclusion in our proxy statement for the 2025 Annual Meeting of shareholders, you may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, shareholder proposals (other than nominees for directors) must be received at the Company’s principal executive office, at the following address: 26 Main Street, Suite 101, Chatham, New Jersey 07928, Attention: Secretary, no later than December 16, 2024.

Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at such Annual Meeting of shareholders, without any discussion of the matter in the proxy statement.

In addition, our Third Amended and Restated Bylaws contain an advance notice provision that requires that all business proposed by a shareholder that will be conducted or considered at a meeting must meet notice requirements. For business to be properly submitted by a shareholder for a vote at an Annual Meeting, the shareholder must (i) be a shareholder of record as of the record date for the meeting, (ii) be entitled to vote at the meeting, and (iii) have given timely notice in writing of the proposal to be submitted by the shareholder for a vote. The shareholder’s notice must be delivered to the Secretary at the Company’s principal executive office. To be timely, a shareholder’s notice must be received by the Secretary at least 90 calendar days before the date corresponding to the date for the annual meeting in the preceding year, and no more than 120 calendar days before that date; provided, however, if the date of the annual meeting is changed by more than 25 calendar days from the date corresponding to the date of the preceding year’s Annual Meeting, or if we did not hold an annual meeting in the preceding year, then the shareholder’s notice will be considered timely if it is received by the Secretary not later than the close of business on the tenth calendar day following the day on which such notice of the date of the Annual Meeting was mailed or the date on which public disclosure of the date of the Annual Meeting was made, whichever first occurs.

A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) such information regarding each director nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U. S. Securities and Exchange Commission, or the SEC, had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board; (iv) if applicable, the consent of each nominee to be named in the proxy statement and to serve as director of the Company if so elected; (v) the class and number of shares of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (vi) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

OTHER BUSINESS

The Board knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the shareholders at the meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

By Order of the Board of Directors,

/s/ SETH LEDERMAN
Seth Lederman
Chief Executive Officer and Chairman of the Board of Directors

New York, New York
, 2024

PROXY

TONIX PHARMACEUTICALS HOLDING CORP.

PROXY FOR ANNUAL MEETING TO BE HELD ON MAY 22, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints SETH LEDERMAN and BRADLEY SAENGER (the “Proxies”) and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of Tonix Pharmaceuticals Holding Corp. (the “Company”) which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 22, 2024, at 11:00 a.m., Eastern Daylight Time via Internet or at any adjournments or postponements thereof. On the date of the Meeting, you may log in to the Meeting by using the unique join link provided after you have registered. Please have your Virtual Control Number with you during the Meeting in order to vote.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of such attorneys or Proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

In order to attend the Meeting you must pre-register at http://www.web.viewproxy.com/tonixpharma/2024/.

In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be held May 22, 2024.

This Proxy Statement and our 2023 Annual Report on Form 10-K are available at:

http://web.viewproxy.com/tonixpharma/2024

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1 and “FOR” IN PROPOSALS 2 AND 3.

1.	The election of the eight director nominees named in the Proxy Statement to hold office until the next annual meeting of shareholders;

Nominees:

01 Seth Lederman	05 Newcomb Stillwell		WITHHOLD
02 Richard Bagger	06 Adeoye Olukotun	FOR	AUTHORITY	FOR ALL
03 Margaret Smith Bell	07 Carolyn Taylor	ALL	FOR ALL	EXCEPT
04 David Grange	08 James Treco	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual, mark, “For All Except” and write the nominee’s name(s) on the line below.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

2.	The ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	The approval of a proposal to authorize the Company’s Board of Directors (the “Board”), in its discretion at any time within one year after stockholder approval is obtained, to effect a reverse stock split of then-outstanding shares of the Company’s common stock, at a ratio of not less than one-for-two (1:2) and not greater than one-for-fifty (1:50), with the exact ratio to be determined by the Company’s Board and included in a public announcement;

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	To approve, for the purpose of complying with the applicable provisions of The Nasdaq Stock Market LLC Listing Rule 5635(d), the repricing of up to 6,950,000 Common Warrants issued August 2023, 8,900,000 Series A Warrants issued October 2023, 8,900,000 Series B Warrants issued October 2023, 34,824,328 Series C Warrants issued December 2023, and 34,824,328 Series D Warrants issued December 2023;

☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	The consideration of any other matters that may properly come before the Annual Meeting.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Date:

Signature

Signature (if held jointly)

NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Shares on the Internet:	Vote Your Shares by Phone: Call 1 (866) 402-3905	Vote Your Shares by Mail:
Go to www.fcrvote.com/TNXP Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your Shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.